Exhibit 10.82
THIRD AMENDMENT TO CREDIT AND GUARANTY AGREEMENT
THIRD AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “Third Amendment”), dated as of December 16, 2009, by and among AMERICAN REPROGRAPHICS COMPANY, L.L.C., a California limited liability company (the “Borrower”), AMERICAN REPROGRAPHICS COMPANY, a Delaware corporation (“Holdings”), and certain financial institutions listed on the signature pages hereto (the “Required Lenders”).
RECITALS
WHEREAS, reference is hereby made to the Credit and Guaranty Agreement, dated as of December 6, 2007 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Borrower, Holdings and certain subsidiaries of the Borrower, as Guarantors, the financial institutions from time to time party thereto, as Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent;
WHEREAS, the Required Lenders have agreed to amend and restate the definition of “Consolidated Adjusted EBITDA” in Section 1.01 of the Credit Agreement, on the terms and subject to the conditions set forth herein; and
WHEREAS, in accordance with Section 10.02(b) of the Credit Agreement, the parties hereto seek to enter into this Third Amendment to amend and restate the definition of “Consolidated Adjusted EBITDA” in Section 1.01 of the Credit Agreement in the manner set forth herein.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section 1. Amendment.
The definition of “Consolidated Adjusted EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, and to the extent already deducted in arriving at Consolidated Net Income: (b) Consolidated Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, (f) all non-recurring fees, costs and expenses incurred by the Borrower in such period in connection with the negotiation, execution and delivery of the Credit Agreement, and any amendments thereto, including fees and costs paid to the Administrative Agent and the Lenders and legal fees and costs, and (g) other non Cash items reducing Consolidated Net Income (excluding any such non Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item (excluding fees paid to the Lenders in connection with the negotiation, execution and delivery of the Credit Agreement, and any amendments thereto (including fees and costs paid to the Administrative Agent and the Lenders and legal fees and costs)) that were paid in a prior period), minus (ii) other non Cash items increasing Consolidated Net Income for such period (excluding any such non Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period).

Section 2. Representations of Holdings and the Borrower.
Each of Holdings and the Borrower represents and warrants that (i) the representations and warranties of the Credit Parties set forth in Article 4 of the Credit Agreement will be true and correct in all material respects on and as of the Amendment Effective Date (as defined below), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties will be true and correct in all material respects on and as of such earlier date and (ii) no Default or Event of Default will have occurred and be continuing on the Amendment Effective Date.
Section 3. Effectiveness.
This Third Amendment shall become effective on the date when the following conditions are met (the “Amendment Effective Date”):
i)
the Administrative Agent shall have received from each of Holdings, the Borrower and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof; and

ii)
The Borrower shall have paid or reimbursed the Administrative Agent for all out-of-pocket costs and expenses (including, without limitation, the fees, charges and disbursements of counsel for the Administrative Agent) incurred in connection with the preparation of this Third Amendment, to the extent invoiced to the Administrative Agent or the Borrower prior to the Amendment Effective Date.

Section 4. Miscellaneous.
i)
On and after the date hereof, each reference in the Credit Agreement to “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in any other Credit Document to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Third Amendment.

ii)	Except as specifically amended by this Third Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect.
iii)
The execution, delivery and performance of this Third Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under the Credit Agreement or any other Credit Document.

iv)
Section headings used herein are for convenience of reference only, are not part of this Third Amendment and shall not affect the constructions of, or be taken into consideration in interpreting, this Third Amendment.

v)	This Third Amendment shall be construed in accordance with and governed by the law of the State of New York.

vi)
This Third Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

AMERICAN REPROGRAPHICS COMPANY, L.L.C.
By:	/s/ JONATHAN R. MATHER
	Name:	Jonathan R. Mather
	Title:	Chief Financial Officer

AMERICAN REPROGRAPHICS COMPANY
By:	/s/ JONATHAN R. MATHER
	Name:	Jonathan R. Mather
	Title:	Chief Financial Officer

LENDERS:

JPMORGAN CHASE BANK, N.A. as a Revolving and Term Lender
By:	/s/ ANTHONY W. WHITE
	Name:	Anthony W. White
	Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION as a Revolving and Term Lender
By:	/s/ TRAY JONES
	Name:	Tray Jones
	Title:	Vice President

BANK OF AMERICA, N.A. as a Revolving and Term Lender
By:	/s/ TASNEEM A. EBRAHIM
	Name:	Tasneem A. Ebrahim
	Title:	Senior Vice President

WELLS FARGO BANK, N.A. as a Revolving and Term Lender
By:	/s/ KEITH ENDERSEN
	Name:	Keith Endersen
	Title:	Senior Vice President

THE BANK OF NOVA SCOTIA as a Revolving and Term Lender
By:	/s/ PATRIK NORRIS
	Name:	PATRIK NORRIS
	Title:	Director

COMPASS BANK, SUCCESSOR IN INTEREST GUARANTY BANK as a Revolving and Term Lender
By:	/s/ ANDREW WIDMER
	Name:	Andrew Widmer
	Title:	Vice President

SUMITOMO MITSUI BANKING CORPORAITON as a Revolving and Term Lender
By:	/s/ YASUHIKO IMAI
	Name:	Yasuhiko Imai
	Title:	Senior Vice President

UNION BANK, N.A., formerly known as Union Bank of California, N.A., as a Revolving and Term Lender
By:	/s/ KEITH ENDERSEN
	Name:	Keith Endersen
	Title:	Senior Vice President